LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement" or the "Lease") is made and entered into on 01/01/2021, by and between Dan Kay International (hereinafter referred to as "LANDLORD") and Iconic Brands Inc (hereinafter referred to as "TENANT"). No other tenants are allowed without the written consent of the LANDLORD, or the execution of a new lease agreement.

PREAMBLE:

WHEREAS, the LANDLORD is the proprietor of the real estate property located at 44 Seabro Ave, Office, Amityville, New York 11701 in Suffolk County (hereinafter referred to as the "Premises"); and

WHEREAS, the LANDLORD wishes to lease the Premises to the TENANT upon the terms and conditions contained in this Agreement; and

WHEREAS, the TENANT wishes to lease the Premises from the LANDLORD upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I - TERM

The lease term begins on 01/01/2021 (hereinafter referred to as the "Commencement Date"), and shall terminate at 12 o'clock midnight on 01/01/2024. The TENANT shall vacate the premises upon termination of the Agreement, unless (i) the LANDLORD and the TENANT have agreed to extend this Agreement or have signed a new lease agreement; (ii) the LANDLORD accepts further rent from the TENANT (other than past due rent), in which case a month-to-month tenancy shall be created which either party may terminate by a thirty (30) day written notice. In the event a month-to-month tenancy results, rent shall be at a rate agreed to by the LANDLORD and the TENANT, or as allowed by law; all other terms and conditions of this Agreement shall remain in full force and effect.

ARTICLE II - PAYMENTS

"Rent" shall mean all monetary obligations owed by the TENANT to the LANDLORD under the terms of this Agreement, except for the security deposit, if any.

Amount: The total monthly rent for the duration of this Agreement is the sum of $4,892.89 per month.

Due Date: Rent is payable by the First day of each month and shall be considered late 16 days after aforementioned date. The first month's rent is to be paid upon the execution of this Agreement.

Commencement Date: Rent for the period beginning on the Commencement Date is due no later than seven (7) days prior to such date. All other payments are to be paid as set forth above.

Payment Information: All rent payments due under this Agreement shall be made directly to the LANDLORD at LANDLORD's address listed here: 44 Seabro Ave, Amityville, New York 11701 or any other location subsequently specified by the LANDLORD in writing to the TENANT, on or

before its due date and without demand. If any payment is returned for non-sufficient funds, stop payment, or account closure by the TENANT's bank, the LANDLORD may charge appropriate fees, as detailed in the Late Charge Section below.

ARTICLE III - DAMAGE TO PREMISES & INSURANCE

If, by no fault of theTENANT, the Premises are totally or partially damaged or destroyed by fire, earthquake, flood, storm, accident, civil commotion, or other unavoidable cause so as to render the Premises totally or partially uninhabitable, either the LANDLORD or the TENANT may terminate this Agreement by giving the other written notice. Rent shall be prorated on a thirty (30) day period based upon the date the Premises became totally or partially uninhabitable, and the prorated amount shall become the then-current monthly rent until the Premises are returned to their original condition. If the Agreement is not terminated, the LANDLORD shall promptly repair the damage, and the Rent shall be reduced based on the extent to which the damage interferes with the TENANT's reasonable use of the Premises. If damage occurs as a result of an act of the TENANT or the TENANT's guests, only the LANDLORD shall have the right of termination, and no reduction in Rent shall be made.

The TENANT is advised to carry TENANT's own insurance (ie.Renter's Insurance) to protect the TENANT's property from any such loss or damage. TheTENANT's or guests' personal property and vehicles are not insured by the LANDLORD against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Nevertheless, the TENANT shall comply with any requirement imposed on the TENANT by the LANDLORD's insurer to avoid: (i) an increase in LANDLORD's insurance premium (or TENANT shall pay for the increase in premium); or (ii) loss of insurance.

The LANDLORD is responsible for paying and maintaining the following Rental Property taxes and insurances:

- Fire Coverage Insurance

ARTICLE IV - OTHER FEES

Late Charge: The TENANT acknowledges that late payment of Rent may cause LANDLORD to incur costs and expenses, the exact amount of which is extremely difficult and impractical to determine. These costs may include but are not limited to: processing, enforcement, accounting expenses and late charges imposed on the LANDLORD. Partial payments are not accepted. In the event that any payment required to be paid by TENANT hereunder is not made within 16 days after it is due, the TENANT shall pay to the LANDLORD, in addition to such payment or other charges due hereunder, a "late fee" in the amount of $250.00. Late fees are deemed additional Rent.

Returned Checks: The TENANT acknowledges that the issuance of a returned check may cause the LANDLORD to incur additional costs and expenses, the exact amount of which is extremely difficult and impractical to determine. If any payment is returned by the TENANT's financial institution, for any reason, the LANDLORD may require all future payments to be made in cash or by certified check. In addition, the TENANT shall pay a $50.00 returned check fee. All fees, late fees, and service charges incurred by the TENANT, as well as any expenses including reasonable attorney's fees incurred by the LANDLORD in instituting and prosecuting any actions by reason of any default of the TENANT hereunder, shall be deemed to be additional rent and shall be due from the TENANT to the LANDLORD immediately following the incurring of the

respective expenses, the nonpayment of which shall be a breach of this Agreement for nonpayment of rent.

ARTICLE V - USE OF THE PREMISES

The Premises shall be used and occupied by the TENANT and the TENANT's immediate family, consisting of 0 people, exclusively, and no part of the Premises shall be used at any time during the term of this Agreement by the TENANT for the purpose of carrying on any business, profession, or trade of any kind, or for any purpose other than as a private residential dwelling. The TENANT shall not allow any other person, other than TENANT's immediate family or transient relatives and friends who are guests of the TENANT, to use or occupy the Premises without first obtaining the LANDLORD's written consent to such use. The TENANT shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

Any additions to the household members named on this Lease, including live-in aides and foster children, but excluding natural births, require the advance written approval of the LANDLORD. Such approval will be granted only if the new family members pass the LANDLORD's screening criteria and a unit of the appropriate size is available. Permission to add live-in aides and foster children shall not be unreasonably refused. The TENANT agrees not to have the same overnight guest for more than consecutive nights, and no more than a total of nights per year.

The TENANT shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

Pets: Pets are not allowed at the Premises without the express written consent of the LANDLORD. The TENANT shall be entitled to keep no more than domestic dogs, cats or birds. The TENANT shall pay to the LANDLORD a pet deposit of $0.00 which shall be non-refundable and shall be used upon the termination or expiration of this Agreement for the purposes of cleaning the carpets of the building. No animal that is undomesticated or that is considered illegal according to federal, state or local law will be tolerated at the Premises. The TENANT shall be responsible for any possible damage caused by an authorized or unauthorized pet, including but not limited to: damage to house (and yard) caused by urination/defecation, pests brought into the property on or by the animal, damage to the house, yard or third parties caused by actions of the pet (scratching, clawing, biting, etc.), or any claims brought by a third party due to the animal.

ARTICLE VI - CONDITION OF PREMISES; IMPROVEMENTS

The TENANT hereby stipulates, represents and warrants that the TENANT has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and habitable condition. The TENANT has examined and determined that all included appliances and fixtures, if any, including smoke detector(s), are clean and in operable condition, within one month of move-in.

Lead-Based Paint Disclosure: This property was built before 1978. Housing built before 1978 may contain lead-based paint. Lead paint, paint chips and dust can cause health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, landlords must disclose the presence of lead-based paint hazards in the dwelling. Renters must also receive a federally-approved pamphlet on lead

poisoning prevention. A lead-based paint inspection was conducted on this property. The LANDLORD has knowledge that there is lead-based paint or lead-based paint hazards on the Premises. The LANDLORD has knowledge that there is no lead-based paint nor lead-based paint hazards on the Premises.

Neighborhood Conditions: The TENANT is advised to seek information as to the neighborhood or area conditions, including: schools, proximity and adequacy of law enforcement, crime statistics, proximity of registered felons or offenders, fire protection, other governmental services, availability, adequacy and cost of any speed-wired, wireless internet connections or other telecommunications or other technology services and installations, proximity to commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, wild and domestic animals, other nuisances, hazards, or circumstances, cemeteries, facilities and condition of common areas, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of TENANT. The TENANT's dissatisfaction with any of these issues shall in no way be a valid reason for terminating this Agreement or failing to make the necessary rental payments.

Improvements & Alternations: The TENANT shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of the LANDLORD. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by the TENANT shall, unless otherwise provided by written agreement between the LANDLORD and the TENANT, be and become the property of the LANDLORD and remain on the Premises at the expiration or early termination of this Agreement. Should the TENANT fail to obtain the LANDLORD's written consent for such alterations or improvements, then the LANDLORD may charge the TENANT for restoration of the Premises to the condition it was in prior to any alterations or improvements. The TENANT shall not be allowed to make any repairs, alternations, or improvements in or about the Premises including but not limited to: painting, wallpapering, adding or changing locks, installing antenna or satellite dish(es), placing signs, displays or exhibits, or using screws, fastening devices, large nails or adhesive materials. The LANDLORD shall not be responsible for costs of alternations or repairs made by the TENANT, and the TENANT shall not be allowed to deduct from the Rent the costs of any such repairs, alternations or improvements done without the LANDLORD's consent. Any unilateral deduction made by the TENANT shall be considered unpaid Rent.

ARTICLE VII - KEYS; LOCKS

The TENANT shall be issued 2 keys to the property and 2 keys to the mailbox by the LANDLORD upon the signing of this Agreement.

In the event the TENANT loses the keys that were issued at the signing of this Agreement and the TENANT requests more keys from the LANDLORD, the TENANT shall be required to pay, in advance, $75.00 per key requested.

In addition, there will be a $250.00 charge for the second and each subsequent time the LANDLORD is called to let any of the TENANTS into the Premises, whatever the reason.

In the event the TENANT re-keys existing locks or opening devices with the LANDLORD's consent, the TENANT shall immediately deliver copies of all keys to the LANDLORD. The TENANT shall pay all costs and charges related to loss of any keys or opening devices. The

TENANT may not remove locks, even if installed by the TENANT.

ARTICLE VIII - NO ASSIGNMENT OR SUB-LETTING

The TENANT shall not assign this Agreement, or sub-let or grant any license to use the Premises or any part thereof without the prior written consent of the LANDLORD. Unless such consent is obtained, any assignment, transfer or subletting of the Premises or of this Agreement or tenancy, by voluntary act of the TENANT, by operation of law or otherwise, shall, at the option of the LANDLORD, terminate this Agreement. Any proposed assignee, transferee or sub-TENANT shall submit to the LANDLORD an application and credit information for LANDLORD's approval and, if approved, sign a separate written agreement with the LANDLORD and the TENANT. The LANDLORD's consent one such assignment, sub-letting or license shall not be construed as consent to any subsequent assignment, transfer or sublease and does not release the TENANT or TENANT's obligations under this Agreement. An assignment, sub-letting or license without the prior written consent of the LANDLORD, or an assignment or sub-letting by operation of law, shall be absolutely null and void and shall, at LANDLORD's option, terminate this Agreement.

ARTICLE IX - NON-DELIVERY OF POSSESSION

In the event the LANDLORD cannot deliver possession of the Premises to TENANT upon the Commencement Date, such Date shall be extended to the date on which possession is made available to TENANT. If non-delivery of possession is through no fault of the LANDLORD or its agents, then the LANDLORD or its agents shall have no liability, but the rent provided for herein shall be abated until possession is given. The LANDLORD or its agents shall have thirty (30) days in which to give possession, and if possession is tendered within such time, the TENANT hereby agrees to accept the Premises and pay the rent stated herein from that date forward. In the event possession cannot be delivered within thirty (30) days, through no fault of LANDLORD or its agents, then the TENANT may terminate this Agreement by giving written notice to the LANDLORD, and the TENANT shall be refunded all Rent and security deposit paid, if any. Possession is deemed terminated when the TENANT has returned all keys to the Premises to the LANDLORD.

ARTICLE X - UTILITIES; STORAGE; PARKING

Utilities: Tenant shall be responsible for arranging and paying for all utility services required on the Premises.

Storage: The TENANT shall store only personal property that TENANT owns, and shall not store property claimed by another or in which another has any right, title or interest. The TENANT shall not store any improperly packaged food or perishable goods, flammable materials, explosives, hazardous waste or other inherently dangerous material, or illegal substances.

Parking: Vehicle parking is to be used only for properly licensed and operable motor vehicles. NO trailers, boats, campers, recreational vehicles, busses, trucks or unregistered vehicles are to be brought on the Premises. NO parking or driving on the property lawn or neighbor's lawns or driveway is permitted. Any cars found parked on the lawn will be towed at TENANT's expense. Parking space is to be kept clean and cars must be parked in an orderly fashion. Mechanical work or storage of inoperable vehicles in not permitted in garage or parking space or elsewhere on the Premises. The LANDLORD, at the TENANTs expense, may remove disabled vehicles and unregistered vehicles at any time. NO vehicle maintenance may be performed on the property (i.e. oil changes, brake changes, etc.). Town parking restrictions must be followed.

ARTICLE XI - MAINTENANCE & REPAIRS; RULES

The TENANT shall keep, maintain and safeguard the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, the TENANT shall:

a) Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

c) Not obstruct or cover the windows and doors;

d) Not leave windows or doors in an open position during any inclement weather;

e) Not hang any laundry, clothing, sheets, etc. from any window, rail, porch or balcony nor air or dry any of same within any yard area or space;

f) Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of the LANDLORD;

g) Keep all air conditioning filters clean and free from dirt;

h) Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and use same only for the purposes for which they were constructed;

i) Not allow any sweepings, rubbish, sand, rags, ashes or other such substances to be thrown or deposited in the lavatories, sinks or toilets (any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by the TENANT);

j) Not make or permit any guests to make any loud or improper noises, or otherwise disturb the quiet enjoyment of other residents;

k) Keep all radios, television sets, stereos, phonographs, etc., turned down to a level of sound that does not annoy or interfere with other residents;

l) Deposit all trash, garbage, rubbish or refuse in the locations provided therefor and not allow any trash, garbage, rubbish or refuse to be deposited or left to stand on the exterior of any building or within the common elements;

m) Abide by and be bound by any and all rules and regulations affecting the Premises or the common area appurtenant thereto which may be adopted or promulgated by the Condominium or Homeowners' Association having control over them;

n) Properly use, operate and safeguard all landscaping, and appliances, and all mechanical, electrical, gas and plumbing fixtures, and keep them and the Premises clean, sanitary and well ventilated; and

o) Be responsible for checking and maintaining all smoke detectors.

The TENANT shall immediately notify the LANDLORD, in writing, of any problem, malfunction or damage to the Premises. The TENANT shall be charged for all repairs or replacements caused by TENANT's negligence or misuse, or that of TENANT's pets, guests or licensees, excluding ordinary wear and tear. The TENANT shall be charged for all damage to the Premises as a result of failure to report a problem in a timely manner. The TENANT shall also be charged for repair of

drain blockages or stoppages, unless caused by defective plumbing parts or tree roots invading sewer lines.

The TENANT agrees to comply with all ofLANDLORD's rules and regulations that are at any time posted on the Premises or delivered to the TENANT. The TENANT shall not, and shall ensure that guests and licensees of TENANT shall not, disturb, annoy, endanger or interfere with neighbors, or use the Premises for any unlawful purposes, including, but not limited to, using, manufacturing, selling, storing or transporting illegal drugs or other contraband, or violate any law or ordinance, or commit a waste or nuisance on or about the Premises.

ARTICLE XII - INSPECTION OF PREMISES

The LANDLORD and LANDLORD's agents shall have the right at all reasonable times during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of (i) inspecting the Premises and all buildings and improvements thereon; (ii) for the purposes of making any necessary or agreed repairs, decorations, additions or alterations as may be deemed appropriate by the LANDLORD,; and (iii) for the preservation of the Premises or the building. The LANDLORD and its agents shall further have the right to exhibit the Premises and to display the usual "for sale", "for rent" or "vacancy" signs on the Premises at any time within forty-five (45) days before the expiration of this Lease.

Entry Notice: The LANDLORD and theTENANT hereby agree that 24-hour notice shall be reasonable and sufficient notice to exercise the right to enter, except to conduct an inspection of the Premises prior to the TENANT moving out, which shall require 48-hour written notice. Notice may be given orally to show the Premises to actual or prospective purchasers provided the TENANT has been notified in writing within 120 days preceding the oral notice that the Premises are for sale and that oral notice may be given to show the Premises. No notice is required: (i) to enter in case of an emergency; (ii) if the TENANT is present and consents at the time of entry; or (iii) if the TENANT has abandoned or surrendered the Premises. No written notice is required if the LANDLORD and TENANT orally agree to an entry for agreed services or repairs if the date and time of entry are within one week of the oral agreement.

Temporary Relocation: Subject to local law, the TENANT hereby agrees to, upon demand of the LANDLORD, to temporarily vacate the Premises for a reasonable period to allow for fumigation (or other methods) to control wood destroying pests or organisms, or perform other necessary repairs to the Premises. The TENANT agrees to comply with all instructions and requirements necessary to prepare the Premises to accommodate pest control, fumigation or other work, including bagging or storage of food and medicine, and removal of perishables and valuables.

ARTICLE XIII - EARLY TERMINATION OF LEASE

During the initial term of this Agreement or any extension thereof, the LANDLORD may immediately terminate the tenancy on the following grounds:

a) Serious or repeated violations of the terms and conditions of this Agreement;

b) Violation of Federal, State, or local law that imposes obligations on the TENANT in connection with the occupancy or use of the Premises;

c) Any criminal activity (as provided in "Criminal Activity" sub-section described below);

d) Non-payment of rent or repeated failure to pay rent in a timely manner;

e) Any misrepresentation or false statement of information on TENANT's application

regardless of whether intentional or negligent;

f) Interfering with the management of the property or causing an undue financial burden on the property; or

g) Other good cause.

In the event of early termination by the TENANT during the initial term of this Agreement, the TENANT shall be required to pay $0.00, or the remaining balance of the lease agreement, whichever is less, as an early termination fee. The TENANT shall also be responsible for lost rent, rental commissions, advertising expenses, cleaning and painting costs necessary to ready the Premises for re-rental.

After the initial term of this Agreement, or in case of a month-to-month tenancy, the TENANT may terminate the Lease with a minimum of 1095 calendar days written notice.

In addition to the above, the LANDLORD and the TENANT may mutually agree to terminate the Lease subject to any agreed upon terms of a subsequent "Release Agreement."

Criminal Activity: Any of the following types of criminal activity by the TENANT, any member of the household, or a guest or other person under the TENANT's control shall be cause for immediate termination of the tenancy:

a) Any criminal activity that threatens the health, safety or right to peaceful enjoyment of the Premises by other residents or persons residing in the immediate vicinity of the Premises (including conduct/actions against the LANDLORD and/or property management staff and/or any agents of the LANDLORD);

b) Any violent criminal activity on or off the premises;

c) Any drug-related criminal activity on or off the premises;

d) Illegal use or possession of a controlled substance;

e) Criminal interference with management of property.

Criminal activity relating to domestic violence, dating violence, sexual assault or stalking shall not be cause for eviction of the TENANT or immediate family member of the TENANT's household who is a victim of such domestic violence, dating violence, sexual assault or stalking. This exception for victims of domestic violence does not apply to the eviction of a family member who is the perpetrator of the domestic violence.

The LANDLORD may terminate the tenancy for criminal activity in accordance with this section if the LANDLORD determines that the household member/guest has committed the criminal activity, regardless of whether the household member/guest has been arrested or convicted for such activity. In addition, the LANDLORD may also terminate the tenancy if any member of the household is fleeing to avoid prosecution, or custody after conviction for a crime, or attempt to commit a crime, that is a felony or is violating a condition of probation or parole under Federal or State law.

Termination Notice and Eviction: The LANDLORD must give the TENANT a notice that specifies the grounds for termination of the tenancy. The notice of grounds must be given at or before commencement of any eviction action. The notice of grounds may be included in, or may be combined with, any eviction notice to the TENANT. The LANDLORD's eviction notice means a

notice to vacate, or a complaint used under State or local law to commence an eviction action. The LANDLORD may only evict the TENANT from the Premises by instituting a court action.

ARTICLE XIV - TENANT'S OBLIGATIONS UPON VACATING PREMISES

Upon the termination of this Agreement, the TENANT shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excluded.

Specifically, upon the termination of the Agreement, the TENANT shall:

a) Give the LANDLORD all copies of all keys or opening devices to the Premises, including any mailboxes and common areas;

b) Vacate and surrender the Premises to the LANDLORD, empty of all persons and personal property;

c) Vacate any and all parking and storage spaces;

d) Clean and deliver the Premises to the LANDLORD in the same condition as they were received;

e) Give written notice to LANDLORD of theTENANT's forwarding address.

Right to Pre-Move-Out Inspection and Repairs: After giving or receiving notice of termination, or before the end of the Lease, the TENANT has the right to request an inspection of the Premises to take place. If TENANT requests such an inspection, TENANT shall be given an opportunity to remedy identified deficiencies prior to termination, consistent with the terms of this Agreement. Any repairs or alternations made to the Premises as a result of this inspection (collectively the "Repairs") shall be made at TENANT's expense. The Repairs may be performed by the TENANT or through others, who have adequate insurance and licenses and are approved by LANDLORD. The work shall comply with applicable law, including governmental permit inspection and approval requirements. The Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all repairs may not be possible.

ARTICLE XV - TENANT'S RIGHTS & RESPONSIBILITIES

Quiet Enjoyment: The TENANT, upon payment of all of the sums referred to herein as being payable by TENANT and TENANT's performance of all TENANT's obligations contained herein and TENANT's observance of all rules and regulations, shall be able to peacefully and quietly have, hold and enjoy the Premises for the term hereof.

Indemnification: The LANDLORD shall not be liable for any damage or injury of or to the TENANT, TENANT's family, guests, invitees, agents or employees or to any person entering the Premises or the building of which the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and the TENANT hereby agrees to indemnify, defend and hold the LANDLORD harmless from any and all claims or assertions of every kind and nature relating to same.

Default: If the TENANT fails to comply with any of the material provisions of this Agreement (other than the covenant to pay rent) or with any present rules and regulations or any that may be hereafter prescribed by the LANDLORD, or materially fails to comply with any duties imposed on the TENANT by statute, within seven (7) days after delivery of written notice by the LANDLORD

specifying the non-compliance and indicating the intention of LANDLORD to terminate the Lease by reason thereof, the LANDLORD may then terminate this Agreement.

Acceleration: If the TENANT fails to pay Rent when due and the default continues for seven (7) days thereafter, the LANDLORD may, at LANDLORD's option, declare the entire balance of Rent payable hereunder to be immediately due and payable and may exercise any and all rights and remedies available to LANDLORD at law or in equity or may immediately terminate this Agreement.

Joint Obligations: If there is more than one TENANT, each one shall be individually and completely responsible for the performance of all obligations of TENANT under this Agreement, jointly with every other TENANT, and individually, whether or not in possession.

ARTICLE XVI - ABANDONMENT

If at any time during the term of this Agreement the TENANT abandons the Premises or any part thereof, LANDLORD may, at LANDLORD's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to TENANT for damages or for any payment of any kind whatsoever. The LANDLORD may, at LANDLORD's discretion, acting as agent for the TENANT, relet the Premises, or any part thereof, for the whole or any part of the then unexpired term of this Agreement, and may receive and collect all rent payable by virtue of such reletting. And may, at LANDLORD's option, hold the TENANT liable for any difference between the rent that would have been payable under this Agreement and the net rent for such period realized by the LANDLORD by means of such reletting. If LANDLORD's right of reentry is exercised following abandonment of the Premises by TENANT, then LANDLORD shall consider any personal property belonging to TENANT and left on the Premises to also have been abandoned, in which case the LANDLORD may dispose of all such personal property in any manner LANDLORD shall deem proper and LANDLORD is hereby relieved of all liability for doing so.

ARTICLE XVII - NOTICES

Notices may be served at the following addresses, or at any other location subsequently designated by either Party:

If served to LANDLORD: Dan Kay International

44 Seabro Ave
Amityville, New York 11701

If served to TENANT: Iconic Brands Inc

44 Seabro Ave, Office
Amityville, New York 11701

ARTICLE XVIII - MISCELLANOUS PROVISIONS

Waiver: The waiver of any breach shall not be construed as a continuing waiver of the same or any subsequent breach. No indulgence, waiver, election or non-election by the LANDLORD under this Agreement shall affect TENANT's duties and liabilities hereunder.

Attorney's Fees: Should it become necessary for the LANDLORD to employ an attorney to enforce any of the conditions or covenants of this Agreement, including the collection of Rent or

gaining possession of the Premises, the TENANT agrees to pay all expenses so incurred, including all reasonable attorneys' fee and costs.

Governing Law: This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of New York.

Severability: If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

Binding Effect: The covenants, obligations and conditions contained in this Agreement shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

Construction: The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

Headings: The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the LANDLORD or the TENANT.

Modifications: The parties hereby agree that this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

Entire Agreement: The parties hereby agree that this document contains the entire agreement between the parties and all understandings between them are incorporated herein. Its terms are intended by the parties as a final, complete and exclusive expression of their agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement.

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AGREED:

As to LANDLORD on 01/01/2021

LANDLORD: Dan Kay International

____

(Landlord Signature)

As to TENANT on 01/01/2021

TENANT: Iconic Brands Inc

CEO Iconic Brands Inc

____

(Tenant Signature)